EXHIBIT 99.1

Radyne ComStream to Acquire Xicom Technology
Thursday March 3, 4:07 pm ET

     PHOENIX, March 3 /PRNewswire-FirstCall/ — Radyne ComStream Inc. (Nasdaq: RADN — News), today announced that it had signed a definitive merger agreement to acquire Xicom Technology, for approximately $41 million in cash and stock. In addition, Radyne will indirectly assume, and pay off, approximately $5 million in Xicom debt. The transaction has been approved by the boards of both companies and is expected to close within the next 75 days. Closing is subject to completion of a satisfactory pre-closing audit, receipt and approval of complete disclosure schedules, and customary closing conditions. Radyne expects that the combination will be accretive to earnings.

     With over $43 million in annual sales for its fiscal year ended October 31, 2004, Xicom is a leading provider of satellite and microwave power amplifiers and other RF products. The combination of Xicom’s amplifier products and RF technologies with Radyne’s line of satellite modems and other satellite communications equipment will make the company a full line supplier of satellite electronic systems. The acquisition brings an increased customer base for both company’s products as well as the potential of offering complete system solutions.

     Xicom’s Solid State Power Amplifiers (SSPAs), Traveling Wave Tube Amplifiers (TWTAs), and Klystron Power Amplifiers (KPAs) are used in commercial and military satellite communications terminals throughout the world. Xicom High Power Amplifiers (HPAs) provide power levels vital to satellite communications in fixed, SNG, flyaway, mobile, shipboard, and airborne platforms. Xicom will operate as a subsidiary of Radyne from its current facilities.

     Radyne manufactures the world’s most flexible satellite modem, the DMD-20, as well as switches and converters for satellite ground stations. In addition, the company sells a range of video digital encoders and decoders including the recently introduced HE-4000, HDTV Purecoder. Radyne currently sells to over 500 customers around the world through a global sales network.

     “We are delighted to join forces with Xicom,” said Bob Fitting, Radyne’s CEO. “The combination of these two industry leading suppliers will provide customers with one stop shopping for their satellite communication needs. We believe that Xicom military customers will benefit from packaged systems.”

     “Radyne’s strong worldwide distribution and the natural fit of our two product lines made this a very attractive opportunity for us,” commented Walt Wood, Xicom’s CEO. “We are excited at the prospect of continuing Xicom’s growth through a combined customer outreach effort.”

     In addition to the complementary product lines, the two companies bring other matching characteristics. Radyne’s strong international representative network will provide new distribution opportunities for Xicom, particularly in Asia. At the same time, Xicom’s strong presence with the US military and government will provide access to markets for Radyne’s modems and other equipment.

     “We believe that immediate marketing synergies will result in increased sales for both companies,” said Radyne CEO Fitting. “Both companies look forward to leveraging the others’ existing customer relationships.”

     During its most recent fiscal year, Xicom sold over $43.8 million in amplifiers and services, while Radyne recently announced its fiscal year sales at $56.6 million. Radyne expects the acquisition to be accretive to earnings. Radyne will pay approximately $41 million for Xicom, consisting of with $2 million in stock, and $39 million in cash, derived from available cash on hand and an advance under the Company’s $15 million credit facility from Wells Fargo HSBC Trade Bank. In addition, Radyne will retire approximately $5 million of Xicom’s debt after the closing.

     About Radyne ComStream

     Radyne ComStream designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. Radyne ComStream is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix and San Diego, and sales offices in Singapore, Beijing, Jakarta and London. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com.

About Xicom Technology

     Xicom Technology is the pioneer in compact, reliable, high power amplifiers for communications applications. It is known worldwide for its technologically superior products and state-of-the-art solutions for providing efficient, reliable, and capable products to the satellite amplifier industry. Xicom is located in Santa Clara, Ca. For additional information, visit Xicom’s website at http://www.xicomtech.com.

     Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

Safe Harbor Paragraph for Forward-Looking Statements

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “intends” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include statements relating to its proposed acquisition of Xicom, and the anticipated benefits of the combination of Radyne and Xicom.

     Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the following:

*	Changes in demand for the Company’s products;

*	Changes in product mix;

*	The timing of customer orders and deliveries;

*	The impact of competitive products and pricing;

*	Constraints on supplies of critical raw materials;

*	Excess or shortage of production capacity;

*	The potential lack of market approval and acceptance of our new products;

*	The impact of potential production, quality control and other technical problems associated with our new products;

*	Prospects of the international markets and global economy given that the Company depends heavily on international sales;

*	The effect that acts of international terrorism may have on the Company’s ability to ship products abroad;

*	The potential for another downturn in the evolving telecommunications and Internet industries;

*	Other risks discussed from time to time in the Company’s SEC filings and reports; and

*	Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

     With respect to the Xicom acquisition, uncertainties include the risks that the transaction will not close, and, if it closes, that: Xicom’s business will not be integrated successfully; marketing, sales, customer and other synergies anticipated from the acquisition will not be fully realized or will take longer to realize than expected; unanticipated expenses and liabilities will be incurred; the combined companies will lose key officers, employees, suppliers or customers; Radyne will not be able to improve Xicom’s profitability; and the acquisition may not be accretive in the near term or even in future years.

     Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

Source: Radyne ComStream Inc.